UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 13, 2012

FIVE STAR QUALITY CARE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-16817	04-3516029
(Commission File Number)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts 02458

(Address of Principal Executive Offices) (Zip Code)

617-796-8387

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report on Form 8-K, the terms “we”, “us”, and “our” refer to Five Star Quality Care, Inc. and its consolidated subsidiaries, unless otherwise noted, and “SNH” refers to Senior Housing Properties Trust and its applicable subsidiaries.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS CURRENT REPORT ON FORM 8-K CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS, SOME OF WHICH ARE BEYOND OUR CONTROL.  FOR EXAMPLE:

•                  THIS CURRENT REPORT ON FORM 8-K DISCUSSES POSSIBLE FUTURE BORROWINGS UNDER OUR NEW CREDIT FACILITY (AS DEFINED HEREIN).  CONTINUED AVAILABILITY OF BORROWINGS UNDER OUR NEW CREDIT FACILITY IS SUBJECT TO OUR SATISFYING CERTAIN FINANCIAL COVENANTS AND MEETING OTHER CUSTOMARY CONDITIONS.

•                  THIS CURRENT REPORT ON FORM 8-K DISCUSSES THE INTEREST TO BE PAID ON DRAWINGS UNDER OUR NEW CREDIT FACILITY.  HOWEVER, ACTUAL ANNUAL COSTS UNDER OUR NEW CREDIT FACILITY WILL BE HIGHER THAN  THE INTEREST RATES DESCRIBED HEREIN BECAUSE OF OTHER CUSTOMARY FEES AND EXPENSES ASSOCIATED WITH OUR NEW CREDIT FACILITY.

•                  THIS CURRENT REPORT ON FORM 8-K DISCUSSES OUR OPTION TO EXTEND THE MATURITY DATE OF OUR NEW CREDIT FACILITY FOR TWO, ONE YEAR PERIODS.  HOWEVER, EXTENDING THE MATURITY DATE OF OUR NEW CREDIT FACILITY REQUIRES THE PAYMENT OF A FEE AND OUR SATISFYING CERTAIN FINANCIAL COVENANTS AND MEETING OTHER CUSTOMARY CONDITIONS.

•                  THIS CURRENT REPORT ON FORM 8-K DISCUSSES THE AMOUNT OF AVAILABLE BORROWINGS UNDER OUR NEW CREDIT FACILITY.  THE AMOUNT OF AVAILABLE BORROWINGS UNDER OUR NEW CREDIT FACILITY IS SUBJECT TO OUR HAVING QUALIFIED COLLATERAL, WHICH IS BASED ON THE VALUE OF THE PROPERTIES SECURING OUR NEW CREDIT FACILITY.  ACCORDINGLY, THE AVAILABILITY OF BORROWINGS UNDER OUR NEW CREDIT FACILITY AT ANY TIME MAY BE LESS THAN $150.0 MILLION.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS. EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Item 1.01.  Entry into a Material Definitive Agreement.

On April 13, 2012, we entered into a new $150.0 million secured revolving credit facility with Citibank, N.A. and a syndicate of other lenders, or our New Credit Facility, which is in addition to our existing $35.0 million secured revolving credit facility with Jefferies Group Inc. and Jefferies Finance LLC, or our Jefferies Credit Facility, which has a maturity date of March 18, 2013.  The maturity date of our New Credit Facility is April 13, 2015, and, subject to the payment of an extension fee and meeting certain other conditions, we have the option to extend the maturity date for two, one year periods.  The proceeds of our New Credit Facility are available for general business purposes, including the repayment of debt.  We initially borrowed $35.5 million under our New Credit Facility, which was applied, together with cash on hand, to repay in full the $38.0 million principal amount outstanding under our bridge loan agreement with SNH, or the Bridge Loan, as described in Item 1.02 of this Current Report on Form 8-K.

Our New Credit Facility bears interest, at our election, at LIBOR plus 250 basis points or Citibank’s base rate plus 150 basis points.  Borrowings under our New Credit Facility are guaranteed by certain of our subsidiaries and secured by our guarantor subsidiaries’ accounts receivable and related collateral and real estate mortgages on 15 senior living communities with 1,549 living units owned by our guarantor subsidiaries in favor of Citibank, N.A.  The total appraised value of these communities is approximately $230.0 million.  Funds available under our New Credit Facility may be drawn, repaid and redrawn until maturity and there are no scheduled principal payments prior to maturity.  Our New Credit Facility provides for acceleration of payment of all amounts payable upon the occurrence and continuation of certain events of default, including a change of control.  Our New Credit Facility contains a number of financial covenants which generally restrict our ability to incur debts in excess of calculated amounts, require us to maintain a minimum net worth and require us to maintain various financial ratios.

In connection with our New Credit Facility, we amended our Jefferies Credit Facility to release certain of the guarantor subsidiaries and collateral thereunder, and we received the consent of Jefferies Finance LLC, as agent, and the lenders under our Jefferies Credit Facility, to our entering the New Credit Facility.

The foregoing descriptions of our New Credit Facility and the amendment to our Jefferies Credit Facility are not complete and are subject to and qualified in their entirety by reference to our New Credit Facility agreement and the amendment to our Jefferies Credit Facility, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

On April 13, 2012, we issued a press release announcing our New Credit Facility. A copy of the press release is attached hereto as Exhibit 99.1.

Item 1.02.  Termination of Material Definitive Agreement.

We borrowed money under our New Credit Facility and used cash on hand to repay in its entirety the $38.0 million principal amount outstanding under the Bridge Loan with SNH resulting in termination of the Bridge Loan.  We entered into the Bridge Loan in May 2011, pursuant to which SNH agreed to lend us up to $80.0 million to fund a part of the purchase price for our acquisitions of the majority of the assets of six senior living communities located in Indiana, or the Indiana Communities.  Upon completion of our acquisitions of the majority of the assets of the Indiana Communities and, in connection with the acquisitions, we borrowed $80.0 million under the Bridge Loan.  We subsequently repaid $32.0 million of this advance in June 2011 with proceeds from a public offering of our shares of common stock and cash generated by operations.  In December 2011, we repaid an additional $10.0 million of the Bridge Loan using cash on hand.  The Bridge Loan was secured by real estate mortgages on seven of our senior living communities and was scheduled to mature on July 1, 2012.  The interest rate under the Bridge Loan was equal to the annual rates of interest applicable to SNH’s borrowings under its revolving credit facility, plus 1%.  As of March 31, 2012, the interest rate under the Bridge Loan was 2.8%.

Information Regarding Certain Relationships and Related Transactions

We were formerly a wholly owned subsidiary of SNH until our shares of common stock were distributed to SNH shareholders in December 2001. SNH is our largest landlord and we manage senior living communities for SNH.  SNH is also our largest stockholder and, as of the date of this Current Report on Form 8-K, SNH owned 4,235,000 shares of our common stock, which represents approximately 8.8% of our outstanding common stock.

Reit Management & Research LLC, or RMR, provides management services to both us and SNH.  One of our Managing Directors, Mr. Barry Portnoy, is Chairman, majority owner and an employee of RMR.  Our other Managing Director, Mr. Martin, is a director of RMR.  Our President and Chief Executive Officer and our Treasurer and Chief Financial Officer are officers of RMR.  Mr. Portnoy’s son, Mr. Adam Portnoy, is an owner of RMR and serves as President and Chief Executive Officer and as a director of RMR.  Mr. Barry Portnoy and Mr. Adam Portnoy are managing trustees of SNH.  SNH’s executive officers are officers of RMR and SNH’s president and chief operating officer is also a director of RMR.

We and the other six shareholders each currently own approximately 14.29% of Affiliates Insurance Company, or AIC, an Indiana insurance company.  The other shareholders of AIC are RMR and five other companies, including SNH, to which RMR provides management services.  All of our Directors, all of the trustees and directors of the other publicly held AIC shareholders and nearly all of the directors of RMR currently serve on the board of directors of AIC.  RMR provides management and administrative services to AIC pursuant to a management and administrative services agreement with AIC.  We and the other shareholders of AIC participate in a property insurance program designed and reinsured in part by AIC.

For more information about these and other such relationships and related person transactions, please see our Annual Report on Form 10-K for the year ended December 31, 2011, or our Annual Report, our Proxy Statement for our 2012 Annual Meeting of Stockholders dated February 21, 2012, or our Proxy Statement, and our other filings with the Securities and Exchange Commission, or SEC, including Note 15 to our Consolidated Financial Statements included in our Annual Report, the sections captioned “Business”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Related Person Transactions” and “Warning Concerning Forward Looking Statements” of our Annual Report and the section captioned “Related Person Transactions and Company Review of Such Transactions” and the information regarding our Directors and executive officers in our Proxy Statement.  In addition, please see the section captioned “Risk Factors” of our Annual Report for a description of risks that may arise from these relationships and related person transactions.  Our filings with the SEC, including our Annual Report and our Proxy Statement, are available at the SEC’s website at www.sec.gov.  In addition, copies of certain of our agreements with these parties, including our leases, forms of management agreements and related pooling agreement and Bridge Loan agreement with SNH, our business management and shared services agreement with RMR and our shareholders agreement with AIC, are also publicly available as exhibits to our public filings with the SEC and accessible at the SEC’s website.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of our New Credit Facility under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01.        Financial Statements and Exhibits.

(d)                                 Exhibits.

We hereby file the following exhibits:

10.1              Credit Agreement, dated as of April 13, 2012, among Five Star Quality Care, Inc., the Guarantors named therein, Citibank, N.A. and the other parties thereto.

10.2              Amendment and Consent under Credit and Security Agreement, dated as of April 13, 2012, among Five Star Quality Care, Inc., the Guarantors named therein, Jefferies Finance LLC, Jefferies Group, Inc. and the other parties thereto.

99.1              Press release dated April 13, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIVE STAR QUALITY CARE, INC.

By:	/s/ Paul V. Hoagland
Name:	Paul V. Hoagland
Title:	Treasurer and Chief Financial Officer

Dated:  April 16, 2012